Exhibit 10.20

FIFTH AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Fifth Amendment to Purchase and Sale Contract (this “ Amendment”) is made as of July 2, 2009, between DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP (“ Seller”) and ADVENIR, INC. (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of March 25, 2009, as amended by the terms of (i) that certain First Amendment to Purchase and Sale Contract, dated April 24, 2009, (ii) that certain Second Amendment to Purchase and Sale Agreement, dated May 8, 2009, (iii) that certain Third Amendment to Purchase and Sale Agreement, dated May 15, 2000 and (iv) that certain Fourth Amendment to Purchase and Sale Agreement, dated June 25, 2009 (said Purchase and Sale Contract, as amended, being herein collectively called the “ Agreement”) with respect to the sale of certain property known as Presidential House located in Miami-Dade County, Florida, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Right to Terminate.  Purchaser's right to terminate the Agreement pursuant to Section 4.5.9 thereof is hereby permanently waived, and Purchaser shall have no further right to terminate the Agreement pursuant to the terms of said Section 4.5.9.  Purchaser acknowledges and agrees that the Deposit currently being held by Escrow Agent is non-refundable (except as otherwise provided for in the Agreement) and Purchaser’s obligation to purchase the Property shall be conditional only as provided in Section 8.1 of the Agreement.

3.      Recourse Guaranty Closing Credit.  As a condition to the Lender approving the Loan Assumption and Release, the Lender is requiring that Purchaser cause a person or entity to execute and deliver a full-recourse guaranty in the amount of ten percent (10%) of the outstanding principal balance of the Loan (the “ Recourse Guaranty Condition”)  If, at or prior to the Closing, the Lender does not agree to waive the Recourse Guaranty Condition, then, at the Closing, Seller shall provide to Purchaser a credit against the Purchase Price in the amount of One Hundred Fifty Thousand Dollars ($150,000.00).  Notwithstanding the foregoing, Purchaser hereby acknowledges that if Lender waives the Recourse Guaranty Condition, then Purchaser shall not be entitled to receive the foregoing credit and, except as otherwise provided in the Agreement, Purchaser shall be obligated to Close for the full Purchase Price.

4.      Miscellaneous.           This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page to Follow]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II LIMITED PARTNERSHIP, a New York limited partnership

By:  DBL PROPERTIES CORPORATION, a New York corporation, its general partner

By:  /s/Brian J. Bornhorst

Name:  Brian J. Bornhorst

Title:  Vice President

Purchaser:

ADVENIR, INC.,
a Florida corporation

By:  /s/Stephen Vecchitto

Name:  Stephen Vecchitto

Title:  Vice President